Exhibit 99.1
News Release
Investor and Media Contact:
Brian Davis
brian.davis@tengion.com
267.960.48022

Tengion Announces Continued Clinical Progress on Key Milestones for Neo-Urinary Conduit™

-- Fifth Patient Now Implanted in Phase 1 Clinical Trial --

-- Enrolling Next 2 Patients Concurrently; On Track to Implant Up to 10 Patients by Year End 2012 --

-- Addition of 4 Leading Sites to Clinical Trial --

WINSTON-SALEM, NC, June 11, 2012 -- Tengion, Inc. (NASDAQ: TNGN), a leader in regenerative medicine, today announced continued clinical progress on key milestones for the ongoing Phase 1 trial of the Company’s most advanced product candidate, the Neo-Urinary Conduit.

“We are very pleased to report our continued progress executing on value creating milestones and believe that we are now in a position to accelerate enrollment in the Phase 1 trial of our Neo-Urinary Conduit. The fifth patient in the trial was implanted last month and, having replicated the surgical procedure used to implant patient four, our investigators believe that they have successfully defined the surgical procedure. Based on this defined procedure and consistent post-operative outcomes, we recently met with our investigators and the Data Safety Monitoring Board and received endorsement to expand the trial immediately with enrollment of the next two patients concurrently and the training of surgeons at four additional clinical sites,” said John L. Miclot, Tengion’s President and Chief Executive Officer. “We feel confident that we are on track to meet our goal to implant up to 10 patients by the end of this year and look forward to working closely with our lead investigators to plan future clinical trials.”

Neo-Urinary Conduit Phase 1 Clinical Trial Enrollment Progress Update

Tengion announced today that it has successfully implanted the fifth patient in the ongoing Phase 1 clinical trial of its most advanced product candidate, the Neo-Urinary Conduit, for use in bladder cancer patients requiring a urinary diversion following bladder removal (cystectomy). The trial is designed to assess the safety and preliminary efficacy of the Neo-Urinary Conduit in up to 10 patients, as well as to translate the surgical procedure successfully used in preclinical animal models into clinical trials with human patients.

Following a positive meeting with the Data Safety Monitoring Board, Tengion is proceeding with concurrent enrollment of the next two patients, the sixth and seventh patients in the clinical trial.  Assuming appropriate safety data, the Company anticipates commencement of efforts to enroll the remaining three patients approximately six weeks after implant of patients six and seven, thereby allowing the Company to achieve its stated objective of completing implantation of up to 10 patients by the end of 2012.

Tengion also announced today that the trial is being expanded to include four additional centers. In addition to University of Chicago Medical Center and The Johns Hopkins Hospital in Baltimore, MD, surgeons will be trained on the surgical implantation procedure at Memorial Sloan-Kettering Cancer Center in New York, NY; Baylor Charles A. Sammons Cancer Center in Dallas, TX; University of Michigan Comprehensive Cancer Center in Ann Arbor, MI and a fourth site in Boston, MA. The last three patients in the Phase 1 clinical trial can be enrolled in any of the six sites.

About the Neo-Urinary ConduitTM
The Neo-Urinary Conduit™ is a combination of a patient’s own cells and bioabsorbable scaffold that is intended to catalyze regeneration of a native-like urinary tissue conduit, passively transporting urine from the ureters through a stoma, or hole in the abdomen, into a standard ostomy bag. Standard of care for patients requiring a non-continent urinary diversion uses bowel tissue to construct a conduit for urine to exit from the body. There are over 20,000 urinary diversions performed annually in the United States and Europe. These patients are at risk for complications associated with the use of bowel tissue, as well as for those associated with the surgery to harvest the bowel tissue. The Neo-Urinary Conduit is the only product candidate currently in development that aims to avoid the use of bowel tissue. The Neo-Urinary Conduit is being evaluated in an ongoing Phase 1 clinical trial in bladder cancer patients requiring a urinary diversion following bladder removal (cystectomy). The trial is designed to assess the safety and preliminary efficacy of the Neo-Urinary Conduit in up to 10 patients, as well as to translate the surgical procedure successfully used in preclinical animal models into clinical trials with human patients.  Five patients have been enrolled to date in the trial and the Company expects to complete implantation of the remaining patients in the trial by the end of 2012.

About Tengion
Tengion, a clinical-stage regenerative medicine company, is focused on developing its Organ Regeneration Platform™ to harness the intrinsic regenerative pathways of the body to regenerate a range of native-like organs and tissues with the goal of delaying or eliminating the need for chronic disease therapies, organ transplantation, and the administration of anti-rejection medications. An initial clinical trial is ongoing for the Company's most advanced product candidate, the Neo-Urinary Conduit™, an autologous implant that is intended to catalyze regeneration of native-like urinary tissue for bladder cancer patients requiring a urinary diversion following bladder removal. The Company's lead preclinical candidate is the Neo-Kidney Augment™, which is designed to prevent or delay dialysis kidney transplantation by increasing renal function in patients with advanced chronic kidney disease. Tengion has worldwide rights to its product candidates.

Forward-Looking Statements
Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to the Company’s: (i) plans to develop and commercialize its product candidates, including the Neo-Urinary Conduit and the Neo-Kidney Augment; and (ii) expectations regarding ongoing and planned preclinical studies and clinical trials. Although Tengion believes that these statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, there are a number of factors that may cause actual results to differ from these statements. For instance there can be no assurance that: (i) the Company will be able to successfully enroll patients in its clinical trials, including its Phase 1 clinical trial for the Neo-Urinary Conduit; (ii) patients enrolled in the Company’s clinical trials will not experience adverse events related to the Company’s product candidates, which could delay clinical trials or cause the Company to terminate the development of a product candidate; (iii) the results of the clinical trial for the Neo-Urinary Conduit will support further development of that product candidate; (iv) data from the Company's ongoing preclinical studies, including its GLP program for the Neo-Kidney Augment, will continue to be supportive of advancing such preclinical product candidates; and (v) the Company will be able to progress its product candidates that are undergoing preclinical testing, including the Neo-Kidney Augment, into clinical trials and that the Company will be successful in designing such clinical trials in a manner that supports the development of such product candidate; and (vi) the Company will be able enter into strategic partnerships on favorable terms, if at all, or obtain the capital it needs to develop its product candidates and continue its operations. For additional factors which could cause actual results to differ from expectations, reference is made to the reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward looking statements in this release are made only as of the date hereof and the Company disclaims any intention or responsibility for updating predictions or expectations in this release.

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